Filed pursuant to Rule 424(b)(3)

Registration No. 333-172675

PRELIMINARY PROSPECTUS

TYPHOON RESOURCES CORP.

409-3187 Shelbourne St.

Victoria, British Columbia V8T3A6

(250) 686-1610

3,500,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Typhoon Resources Corp. We are offering for sale a total of 3,500,000 shares of Common Stock at a fixed price of $0.05 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, Gaurav Dang, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Dang will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Dang will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $175,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, if we fail to raise sufficient capital to commence operations through the sale of the shares offered hereby, our investors will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.05	Not Applicable	$0.00	$42,500	$130,000
Total	$0.05	Not Applicable	$0.00	$42,500	$130,000

Our independent registered public accountant has issued an audit opinion for Typhoon Resources Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THIS PROSPECTUS BEFORE BUYING ANY SHARES OF TYPHOON RESOURCES CORP.’S COMMON STOCK.

 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is December 5, 2011.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

The Company Overview

Typhoon Resources Corp. was incorporated in the state of Nevada on November 8, 2010. Headquartered in Victoria, British Columbia, we plan on becoming an Internet-based company specializing in showcasing coupons for small businesses. The Company was founded with the idea that in today’s ever-changing economy consumers are more likely to use products when they have a coupon for that product.  It is our mission to provide small businesses with a website wherein they can showcase coupons at a very low quarterly cost, while also providing viewers with a resource to easily save money in their respective geographic areas.  Since inception, our operations have consisted of developing our business plan and establishing the organization and structure of our Company. We have spent the majority of our time researching our proposed business and refining our business model. During this early development stage, we have secured a design company to begin on the creation of our logo and branding. We have also secured our website, “www.TyphoonCoupons.com”, which we hope will eventually become a household name, and a valuable resource to viewers and clients. We believe that our success will depend on our ability to provide updated coupons to our viewers, and expand our clientele. We intend to expand our Company to include areas across the United States and Canada, and build a reputation as a leading coupon website.

Initially, we intend to develop and launch our website and subsequently market our website to companies based in Los Angeles County.   Even though our President and Company headquarters are located in Victoria, British Columbia, we do not foresee any significant difficulties launching our business since the Company’s business consists of developing and operating a website, and such activities can occur remotely so long as the developers and operators of the website have internet access. Further, we intend to engage independent sales representatives in Los Angeles, California to solicit to small businesses and inform them of our website and subsequently the interested businesses can contact us through the website to become a client and begin using our services. Once we secure 1-3 independent sales representatives, we will begin accepting coupons from businesses, and inform the businesses of our proposed launch date. We plan to devote over 60% of our net proceeds to the marketing of our website in Los Angeles County. We believe that if we properly market our Company to Los Angeles County, the sheer size of that area will create national brand awareness, and ultimately make our growth throughout North America easier. We believe that our success will depend on our ability to promote our website and logo, as well as anticipate and respond to changing consumer demands.

Our sole officer and director has only recently become interested in creating an Internet-based company, and does not have any professional training or technical credentials in the development of websites. Therefore, we intend to retain a qualified website developer on a contract basis to build the website that we envision. We do not have any verbal or written agreements regarding the retention of any qualified developer or public relations firms for our marketing and sales program.

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our services in order to allow the Company to continue to meet its obligations, including continuing to develop our initial business operation, and covering any such cost associated with being a fully reporting Company with the Securities and Exchange Commission ("SEC"), which we estimate to be around $10,000 for 12 months following this Offering. The Company has included such costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point the Company has not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $45,000, which include those fees associated with obtaining a Notice of Effectiveness from the Commission for this registration statement. We hope that we will be able to secure additional financing, and complete this Offering within the next coming months. Upon obtaining a Notice of Effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to initiate our business plan. To initiate the full extent of our business plan, additional funding will be needed for general administrative expenses, business development, marketing costs and support materials, which funding we anticipate coming from this Offering. We believe that the maximum amount of funds generated from the Offering will allow us to operate for up to twelve months after the completion of this Offering and during the execution of our business plan.  Assuming we generate nominal or no revenues, even if the maximum amount of funds is raised under this Offering, we will still require additional financing to fund our operations past the twelve month period following the completion of this Offering. For a further discussion of our plan of operations, initial operations and our growth strategy see the below section entitled “Description of Our Business”.

SUMMARY OF THIS OFFERING

The Issuer	Typhoon Resources Corp.

Securities being offered	Up to 3,500,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 10,000,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, Gaurav Dang.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 3,500,000 shares of Common Stock, $0.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $175,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

If the maximum amount of funds is raised, we intend to repay our initial investor, Amelia Investments, back for all expenses incurred relating to this Offering, and then design, develop and market our website in different markets across North America. If we sell 20% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to repay our investors and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds

We will use the proceeds to repay Amelia Investments back for all expenses incurred relating to this Offering, pay administrative expenses, for the implementation of our business growth strategy, and working capital.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our business plan. If we are able to sell only 20% of the offered shares, the proceeds would not be sufficient to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We have not generated any revenues nor have we realized a profit from our operations to date, and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our services, which itself is subject to numerous industry-related risk factors as set forth herein. We may not be able to successfully carry out our business. There can be no assurance that we will ever achieve any revenues or profitability.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At August 31, 2011 we had cash on hand of $15,789 and accumulated a deficit of $62,742. We have not generated any revenue from operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Because Mr. Gaurav Dang, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Dang are inconsistent with the best interests of other stockholders.

Mr. Dang, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 74.1% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, Mr. Dang will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Dang may still differ from the interests of the other stockholders.

There is a substantial doubt about our ability to continue as a going concern.

The Company has not established any source of revenues sufficient to cover its operating costs, and as such, has incurred an operating loss since inception. At August 31, 2011, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $62,742 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, interest rates, market acceptance of our services, and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Typhoon Resources Corp. is suitable.

The Company has received a portion of its initial financing through the issuance of a series of promissory notes, and the repayment of such notes prior to the Company's achieving profitability would have a negative effect on the Company's business prospects.

The Company has issued a series Promissory Notes (the “Notes”), in the aggregate principal amount of $39,030 to Amelia Investments, an unrelated party, to evidence funds previously loaned by Amelia Investments to the Company. The Notes are non-interest bearing and are due and payable on demand upon 10 days written notice from Amelia Investments.

The Company intends to repay these Notes through revenue generated from the execution of the Company's business plan. The Company has no plans to use any funds generated from the proceeds of this Offering to pay off the Notes.  Any demand for repayment of the Notes prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted. After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders. However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more security holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of supervising all marketing and website development projects that we carry out including supervision of any consultants or contractors that we engage to assist in creating or marketing our website. The loss of him, or of other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officer. Our success will depend on the performance of Mr. Dang and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions or business failure.

Our sole Director and Officer, Mr. Dang is a sales manager for Glentel, Inc., a telecommunications services provider. As such, he has other outside business activities, but he is committed to devote approximately 15 to 20 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Dang is unavailable, and this may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Our sole officer and director may not be subject to suit in the United States, which may prevent investors in our Company from obtaining or enforcing judgments against him under United States Securities Laws.

Our sole office and director, Mr. Gaurav Dang, is a resident of Canada.  As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon him, to bring suit against him in the United States or to enforce in the United States courts any judgment obtained there against him predicated upon any civil liability provisions of the United States federal securities laws. Investors should not assume that Canadian courts will either enforce judgments of United States courts obtained in actions against Mr. Dang predicated upon the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or enforce, in original actions, liabilities against him upon the United States federal securities laws or any such state securities or “blue sky” laws.

Failure to effectively manage our anticipated growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth may place a strain on our managerial, operational and financial resources. Any further growth by us, or an increase in the number of our strategic relationships, will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our Company.

We will need to achieve commercial acceptance of our website to generate revenues and achieve profitability.

Even if our development yields a technologically superior website, we may not successfully develop a commercial market for our site, and even if we do, we may not do so in a timely basis. We cannot predict when substantial commercial market acceptance for our website will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If markets fail to accept our website, we may not be able to generate revenues from the sale of coupon space to businesses. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce our Company, and be accepted by customers and businesses alike. If we are unable to cost-effectively achieve acceptance of our site by customers, our business will be materially and adversely affected.

We will need to establish additional relationships with website developers marketing consultants to fully develop and market our site.

We do not possess all of the resources necessary to develop and commercialize our proposed website on a mass scale. We will need to expand our development capacity and enhance our marketing through appropriate arrangements with collaborative affiliates to develop and commercialize our planned website.

We rely on third parties to support our TyphoonCoupons.com website, and our business will suffer if they do not provide adequate support.

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support our proposed website and planned traffic. The database and server infrastructure is outsourced to a company designed to provide these specific services. If they do not provide the level of services and support necessary our business will suffer.

We may not be successful at marketing TyphoonCoupons.com.

We may not be able to market the site, and any financial or research efforts we exert to develop, commercialize or promote our site may not result in revenue or earnings.

We may lose out to larger and better-established competitors.

The Internet and coupon industries are intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our competitors include websites such as Coupons.com, CouponMountain.com, LACoupons.com, RetailMeNot.com, CouponCabin.com, CouponMom.com, OnlineCoupons.com, and Tjoos.com. We plan for our proposed website to be competitive with other websites, but there is no guarantee that we will be able to successfully compete with other similar websites. If this happens, our sales and revenues will decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending November 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $175,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us.  The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Offering Proceeds	Approximate Offering Expenses (1)	Total Net Offering Proceeds	Principal Uses of Net Proceeds
700,000 shares (20%)	$35,000	$45,000(2)	$ -	Website Development Marketing Working Capital(3)	$ - $ - $ -
1,750,000 shares (50%)	$87,500	$45,000	$42,500	Website Development Marketing Working Capital(3)	$40,000 $1,500 $1,000
2,625,000 shares (75%)	$131,250	$45,000	$86,250	Website Development Marketing Working Capital(3)	$40,000 $31,250 $15,000
3,500,000 shares (maximum)	$175,000	$45,000	$130,000	Website Development Marketing Working Capital(3)	$40,000 $60,000 $30,000

(1)

Offering expenses have been rounded to $45,000 and have been paid partially out of our initial financing.

(2)

We will have to seek additional funding to repay the offering expenses and implement our business plan.

(3)

Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $130,000, after the loan for offering expenses have been repaid to the Company and to Amelia Investments. We have conducted market research and based on that we anticipate that the approximate cost for the full version of our TyphoonCoupons.com website will be approximately $40,000. It is our belief that to properly launch a website and Company of this nature will require a fully developed and capitalized marketing campaign to develop brand awareness.  If we are able to raise the maximum proceeds from this Offering, we intend to devote up to $60,000 to market our website within Los Angeles County. We estimate that we would spend up to $100,000 on our business development (website development and marketing), provided the maximum number of shares is sold. For further discussion on marketing see the Company’s Marketing Strategy set forth within our business description.

If 75% of the offered shares are sold we will receive $86,250 after the repayment of offering expenses have been deducted. We would still focus on executing the design and development of our website; however we will have to cut our marketing budget substantially for our website launch in Los Angeles County. We estimate that we would allocate up to $71,250 on these aspects of our business development in this instance.

If 50% of the offered shares are sold we would receive $42,500 after repaying offering expenses. In this instance we would still be able to allocate $40,000 of our offering proceeds towards the development of our website, but we will not be able to properly market and brand our Company. To this end, we will be forced to rely on independent sales representatives to solicit coupon sales from business to business.

If we sell 20% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing which we have not yet received. In this instance, we will have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available our business would likely fail and any investment would be lost.

The funds from this Offering will not be used to pay Mr. Dang for his services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the use of proceeds chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the use of proceeds chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on terms acceptable to us since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Typhoon Resources Corp. has issued and outstanding as of the date of this prospectus 10,000,000 shares of Common Stock. The Company is registering an additional of 3,500,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, Gaurav Dang will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Dang is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Dang will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Dang is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Dang will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Dang will not and has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Typhoon Resources Corp. has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review and execute and deliver a Subscription Agreement; or

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right To Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 3,500,000 shares of our Common Stock at a price of $0.05 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 3,500,000 shares of common stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	10,000,000	74.1%	$10,000(1)	5.4%	$0.001
Purchasers of Shares	3,500,000	25.9%	$175,000	94.6%	$0.05
Total	13,500,000	100%	$185,000	100%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 10,000,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. Gaurav Dang, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100% and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of August 31, 2011. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.05 per share	$0.05 per share	$0.05 per share
Net tangible book value at 8/31/2011	$(0.01) per share	$(0.01) per share	$(0.01) per share
Net tangible book value after giving effect to the Offering	$0.01 per share	$0.01 per share	$0.00 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.02 per share	$0.02 per share	$0.01 per share
Per Share Dilution to New Investors	$0.03 per share	$0.03 per share	$0.04 per share
Percent Dilution to New Investors	60%	60%	80%

If 100% of the offered shares are sold we will receive the maximum proceeds of $130,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $86,250 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $42,500 after expenses. If we sell 20% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Executive Officer’s home as our corporate headquarters, this space is located at 409-3187 Shelbourne St. Victoria, British Columbia V8T3A6, and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 290,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to a preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer, 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF TYPHOON RESOURCES CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Overview

Typhoon Resources Corp. was incorporated in the state of Nevada on November 8, 2010. Headquartered in Victoria, British Columbia, we plan on becoming an Internet-based company specializing in showcasing coupons for small businesses. The Company was founded with the idea that in today’s ever-changing economy consumers are more likely to use products when they have a coupon for that product.  It is our mission to provide small businesses with a website wherein they can showcase coupons at a very low quarterly cost, while also providing viewers with a resource to easily save money in their respective geographic areas.

Since inception, our operations have consisted of developing our business plan and establishing the organization and structure of our Company. We have spent the majority of our time researching our proposed business and refining our business model. During this early development stage, we have secured a design company to begin on the creation of our logo and branding. We have also secured our website, “www.TyphoonCoupons.com”, which we hope will eventually become a household name, and a valuable resource to viewers and clients. We believe that our success will depend on our ability to provide updated coupons to our viewers, and expand our clientele. We intend to expand our Company to include areas across the United States and Canada, and build a reputation as a leading coupon website.

Products and Services

We do not intend to be involved in the direct sale of products through our website, as we do not plan to maintain an e-commerce website in which we are shipping goods directly to customers. We believe that with our proposed business strategy, we can position our Company to become a leading online resource, with relatively low start-up costs for a Company of this kind. We plan to provide a service to our website viewers and small businesses throughout North America by developing a coupon website: TyphoonCoupons.com.

‘Blowing coupons and savings your way.’

Our website will be the home of our entire business. This website will eventually include coupons provided by small businesses throughout North America. We hope that this website will become a valuable resource to our viewers as well as to the businesses that provide the coupons.  We will generate our revenue from charging the businesses a small fee to post their coupons on www.TyphoonCoupons.com. We believe that if we are able to successfully market our proposed website as a coupon website for small businesses in Los Angeles, we will be able to provide a valuable resource to small businesses wishing to display coupons to potential customers. In order to induce businesses to use our website, we plan to price our services well below the market value for radio and television advertising, and in some instances even below newspaper advertising. It is our goal to provide small businesses with a cost-effective means of promoting their businesses to a large audience. Once we have marketed to successfully drive traffic to our website, we believe that we will begin to be viewed as a viable source in the coupon industry.

It is our plan to equip this website with multiple categories for businesses to post coupons within, as well as an easy checkout system so that small businesses can easily upload and pay for their coupon posts. We also plan to integrate zip code finder software, so that viewers may easily find coupons within their shopping areas. We plan on developing this website to be extremely user-friendly and easy to navigate, so that our potential viewers see our website as a valid and valuable resource for saving money in their areas.

Infrastructure Platform

A stable network of servers and routers capable of handling high internet traffic and large database driven search features is required to support TyphoonCoupons.com. The database and server infrastructure is outsourced to WebHostingPad.com, (www.webhostingpad.com ). The Company has paid for a one-year hosting plan with WebHostingPad.com. At the end of this the first one-year hosting package with WebHostingPad.com, we plan to assess the traffic and usage of our website, and possibly upgrade our services.

Revenue Streams

Coupon Uploads: We will have software developed into the website wherein a small business can upload a coupon pertaining to a certain geographic area and category for a small fee, and pay for the upload directly through our website. We anticipate that this will be the leading source of revenue for our Company.

Affiliate Marketing: By bringing buyers and sellers together to facilitate transactions, affiliate partner commissions are paid by online merchants. When customers click on an advertisement on our website for a product they wish to purchase, the orders will be processed by the "affiliate” partner that then handles fulfillment of the customers’ orders. In other words, TyphoonCoupons.com does not stock or ship any product that is advertised or purchased. The customers’ orders are filled by the actual vendor and the Company receives a commission for driving the customer to the vendor. This Model will be implemented into various areas of the website by the Company.

Advertising Model: We will charge companies to advertise their products to our website visitors, by means such as banner advertising, email campaigns and text message marketing. This Model will be the least used by the Company, but will still be included in our marketing materials and remain an option to businesses.

Plan of Operations

If we are able to carry out the full extent of our business plan, our plan of operations will include 3 main phases, leading to 3 important milestones for our Company. For the purpose of this business description, we will assume that we are able to achieve the maximum sales from this Offering, which will provide the Company with net proceeds of $130,000.

Phase 1 – Business Structure and Initial Public Offering

In November of 2010, we secured an investment of $19,030 from Amelia Investments in order to commence our initial operations, including formation of the Company and securing the Company’s domain name. In addition to the initial corporate development, we have spent the majority of our time writing our business plan, which has included conducting research for our website development, website software, logo branding and name recognition, marketing areas, and marketing strategies. We have also hired a design company to develop a logo and brand identity for the Company. The same company is also helping us with the development of our website.  In order to complete this Phase 1, we will require additional funding, which we will attempt to raise through proceeds from this Offering, or if unsuccessful, from additional debt financing, as necessary.

Phase 2 – Website Development and Public Launch to Los Angeles

Phase 2 of our business plan will begin upon the completion of Phase 1. Thereafter, we will begin soliciting family, friends and business associates for investments The first step in initiating Phase 2 of our plan of operations is fully developing our website. We anticipate that the full development of our website will involve both a front-end consumer user interface, as well as a fully integrated client portal which will allow coupon providers easy real time access to real-time user information. We will use a third-party website developer on a contract basis to create the website and develop software in order for our website to include the features that we envision. It is our vision to have a website wherein a viewer can input their zip code and key words based on what type of coupon they are searching for, and then have our website software locate relevant coupons to their area and search parameters. We would also like to have software included in our website wherein a small business owner can easily upload a coupon to our website, and pay for our service through an easy checkout system.

We are still talking to prospective website developers to contract out our website development. After conducting market research, we expect that the design and development of our website will take anywhere from 2-3 months and cost approximately $40,000.

While we are creating our website, we will begin drafting our initial marketing materials to provide to independent sales representatives. Initially, we plan to launch our website focusing on companies based in Los Angeles, California because of the size of the market and potential clientele. As our President and Company headquarters are located in Victoria, British Columbia, we will be looking for independent sales representatives in Los Angeles, California to solicit to small businesses and inform them of our website. Once we secure 1-3 independent sales representatives, we will begin accepting coupons from businesses, and inform the businesses of our proposed launch date.

We will begin beta-testing our website once we are able to accumulate enough coupons within each neighborhood in Los Angeles County that we feel is sufficient enough for our launch. We hope to solicit our website to viewers via word of mouth 3-4 months after the conclusion of this Offering. The viewers that we solicit will be a part of our beta-testing group to help us fine-tune, debug and make our website more user-friendly. We hope that we can complete the beta-testing of our website in time for our proposed public launch date within 4-5 months following this Offering.

The final step in completing Phase 2 will be implementing our marketing plan. Once our website is launched to the public, we anticipate that we would undertake to launch a major marketing campaign within Los Angeles County. We foresee beginning this marketing campaign simultaneously with the launch of our website to the public, and continuing the campaign for 5-6 months thereafter.

Phase 3 – Growth Strategy

We believe that the Los Angeles County market will provide us with the viewers and businesses we need to create a national buzz and valid websites statistics for our future expansion. After our initial marketing campaign in Los Angeles is complete, we will assess our financial situation, and plan to launch similar campaigns throughout densely populated areas in North America. We have designed our business model so that the costs involved with expanding to a new area will only involve marketing to that area. Our website will already be equipped with zip code recognition software, so there will be no coding involved in expansion, and we believe that with the proper marketing campaign, we will not need independent sales representatives because of our automated coupon upload and payment system for small businesses. If we can prove to be a valuable resource to our viewers, we believe that our services will ‘sell themselves’ to potential small businesses that wish to post coupons in the future. We feel that if we can show small businesses a large amount of traffic going to our website on a daily basis, then the amount of coupon posts will grow exponentially.

Marketing Strategy

Typhoon Resources Corp.’s marketing strategy is designed to allow the Company to concentrate its resources on the greatest opportunities to increase sales and achieve a sustainable competitive advantage. For example, Typhoon Resources Corp. intends to tailor the marketing of its website to correspond with perceived changes in consumers buying habits, the economy in general and specific events. The Company’s marketing plan is tailored to assist with this flexibility. If a revenue stream is not productive enough, or if the consumer’s buying habits have shifted as a result of the economy, the Company’s ability to tailor its website to the changing environment should allow it to maximize its market share and related revenues.

Initially, we intend to develop and launch our website and subsequently market our website to companies based in Los Angeles County.   Even though our President and Company headquarters are located in Victoria, British Columbia, we do not foresee any significant difficulties launching our business since the Company’s business consists of developing and operating a website and such activities can occur remotely so long as the developers and operators of the website have internet access. Further, we intend to engage independent sales representatives in Los Angeles, California to solicit to small businesses and inform them of our website and subsequently the interested businesses can contact us through the website to become a client and begin using our services. Once we secure 1-3 independent sales representatives, we will begin accepting coupons from businesses, and inform the businesses of our proposed launch date. We plan to devote over 60% of our net proceeds to the marketing of our website in Los Angeles County. We believe that if we properly market our Company to Los Angeles County, the sheer size of that area will create national brand awareness, and ultimately make our growth throughout North America easier. We believe that our success will depend on our ability to promote our website and logo, as well as anticipate and respond to changing consumer demands.

We have conducted initial market research via the Los Angeles Almanac at www.laalmanac.com to determine that Los Angeles County would be a suitable area to launch our website. The Los Angeles Almanac provides readily available statistics within numerous categories. We have analyzed various statistics of Los Angeles County which have helped us formulate our marketing plan.

The Los Angeles metropolitan area covers about 800 square miles and 88 incorporated cities. According to 2009 Census estimates, with 9.8 million residents, Los Angeles County has the largest population of any county in the United States, and more than 4 million people live in the city of Los Angeles, though the entire county appears as one single metropolitan area and is normally regarded as such.

Such a large area makes advertising and marketing difficult and expensive, requiring a willingness to use creativity and alternate methods in addition to traditional TV and print advertising. However, if our Company is marketed and advertised correctly to this large area, we believe that it will not only enable our website to succeed in Los Angeles, but on a national level as well.

Newspapers and Television. Los Angeles County has over twenty five daily newspapers, over eighty weeklies and monthlies, nearly thirty local television stations and almost eighty local radio stations. The Los Angeles Times is second in the U.S. in circulation after the New York Times and is the most appealing ad venue to use for broad reach. We plan to allocate funds to advertise our coupon website throughout the Los Angeles Times.

The size of the Los Angeles metropolitan area has given rise to unique neighborhoods with their own individual character, and we believe targeted localized advertising in smaller newspapers and television stations will work well for our market acceptance. This is particularly appropriate since more than half of all households in the Los Angeles area speak a language other than English at home. In fact, more than twenty different languages are spoken in the area, and television, radio and newspapers cater to these different ethnic groups. We will try to cater marketing campaigns to various lower-income neighborhoods that we feel will most benefit from our proposed website.

Marketing to Drivers. Every day Los Angeles drivers travel more than 92 million vehicle miles, making drive time radio one of the most effective advertising venues. Additionally, it provides excellent targeting capability. Anything that can be seen from one of the area's freeways, such as building signage, billboards, or messages towed by an airplane or displayed on a blimp, take advantage of this special Los Angeles advertising opportunity. Through billboards and storefront windows, Typhoon Resources Corp. can advertise and promote its brand name. Because the domain name is fairly self-explanatory, management believes that simply increasing the exposure to the public will help it build its brand awareness.

Internet. Because of the size of Los Angeles, many people depend on the Internet for their metropolitan area information. Two heavily trafficked websites are Craigslist.com and CitySearch.com. Information is also distributed via Facebook, MySpace and Twitter. Advertising on these social networking sites provides excellent targeting of specific demographics, which enhances success in such a large and varied marketplace. Typhoon Resources Corp. intends to utilize the social networking sites, such as Facebook, Twitter and MySpace, as a vehicle for ongoing promotions of the Company by utilizing various ad placement capabilities through Facebook, Google and Microsoft Ad Center.

Search Engine Optimization. We intend to utilize several marketing channels to promote traffic on our website. Initially marketing efforts will focus primarily on search engine marketing. We intend to achieve exposure through various search engines (e.g. Google, Yahoo, etc.). We will also keep our list of providers as current as possible.

Emailing Messaging Campaign. An Email Messaging Campaign would consist of a targeted email campaign to users who have opted in and confirmed that their email address and information are correct and valid. In addition, the data would be scrubbed on a monthly basis to remove un-deliverables. Recipients can be targeted by their chosen geographic location.

Press Releases & Investor Relations. Every launch of a new geographic area will warrant a press release. Constant press is intended to drive exposure out to the communities in which new marketing is targeted.

Competition

Typhoon Resources Corp. is striving to establish itself as a brand name to carve a niche in the internet coupon market based upon its ability to offer a smaller number of search results, more specifically targeted to what the consumer is looking for. We believe that the categorization of any large grouping of coupons will greatly assist the online customer to more clearly define an area of interest, resulting in greater customer satisfaction, higher rate of acquisition and return customers and clients. Our business depends on our ability to stay up to date with the information that we provide on our website, as well as on our ability to remain competitive in the areas of quality and price.

Companies such are Coupons.com, CouponMountain.com, LACoupons.com, RetailMeNot.com, CouponCabin.com, CouponMom.com, OnlineCoupons.com, and Tjoos.com offer services similar to the services we are proposing, and the strengths of these competitors’ lies in their brand recognition.  These companies may be able to engage in larger scale branding and advertising activities than we can, making them more appealing to potential advertisers. Our biggest challenge is ranking, which is the ability to come up within the first three pages of suggested websites on search engines, and gaining name recognition in the marketplace.

Employees/Consultants

As of the date of this filing the Company has no employees. We use third-party consultants to assist in the completion of our website and software development; third parties are instrumental to keep the launch of our website on time and on budget. We intend to add staff as the Company initiates its development and growth. Any such additions will be made at the judgment of Management to meet the Company's then current needs.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF TYPHOON RESOURCES CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the Nine Months Ended August 31, 2011

For the period ended August 31, 2011, the Company earned $nil revenues and incurred $55,217 of operating expenses, comprised of $52,084 in professional fees relating to accounting, audit, and legal services relating to the Company’s S-1 registration process, and $3,133 of general and administrative expenses relating to day-to-day operations.  The Company also incurred interest expense of $1,631 relating to interest on the Company’s note payable, which is unsecured, due interest at 10% per annum, and due on demand.

For the Period From November 8, 2010 (Date of Inception) to November 30, 2010

For the period from November 8, 2010 (date of inception) to November 30, 2010, the Company earned $nil of revenues and incurred $5,894 of operating expenses, which included $816 of general expenditures, $78 of interest expense related to the loan payable, and $5,000 of professional fees relating to the Company’s legal and accounting fees relating to the incorporation and recapitalization transaction.

As at August 31, 2011 and November 30, 2010, the Company had a loss per share of $nil.

LIQUIDITY AND CAPITAL RESOURCES

As at August 31, 2011, the Company had cash and total assets of $15,789 compared with $18,214 at November 30, 2010.  The decrease in cash and total assets is attributed to day-to-day operating activities of the Company as no new financing was raised during the six month period.  The Company had total liabilities of $78,531 at August 31, 2011 compared with $24,108 at November 30, 2010.  The increase in total liabilities is attributed to increases in accounts payable and accrued liabilities of $34,423 due to unpaid professional fees relating to the S-1 registration process.  As at August 31, 2011 and November 30, 2010, the Company has an outstanding notes payable of $39,030 which is unsecured, due interest at 10% per annum, and due on demand upon 10 days written notice from the lender, Amelia Investments.

Cashflows from Operating Activities

During the period ended August 31, 2011, the Company used cash of $22,425 in operating activities compared with $816 for the period from November 8, 2010 (date of inception) to November 30, 2010.  The increase in cash used for operating activities is attributed to a full period of operating activity during the period.

Cashflows from Investing Activities

During the period ended August 31, 2011 and November 30, 2010, the Company did not have any investing activities.

Cashflows from Financing Activities

During the period ended August 31, 2011, the Company received $20,000 in financing activities for proceeds from issuance of notes payable.  During the period from November 8, 2010 (date of inception) to November 30, 2010, the Company received cash flow of $19,030 from financing activities relating to the issuance of the note payable which was unsecured, due interest at 10% per annum, and due on demand upon 10 days written notice from the lender, Amelia Investments.

As at August 31, 2011, the Company has a going concern assumption as the Company has only earned minimal amounts of revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $62,742 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

At August 31, 2011, we had cash on hand of $15,789. We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this offering will be approximately $170,000, accounting for the full implementation of our business plan, including our anticipated general administrative expenses, professional fees, website development, marketing costs and support materials. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $93,741 to meet our operating expenses for the next 12 months after the Offering. This minimum anticipated takes into account our current cash, our professional fees, including estimated costs of becoming a publicly reporting company and allows us to repay our Notes, if they become due, and allocate approximately $40,000 towards working capital and website development for the Company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$30,500
Marketing and advertising	10-12 months	$60,000
Website Development	10-12 months	$40,000
Repayment of Notes	10-12 months	$39,030
Total		$170,000*

*rounded to $170,000

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon M&K CPAS, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our director, executive officer, or director nominees.  Other than Mr. Dang, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Gaurav Dang	28	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

Gaurav Dang – Mr. Dang is a native of India and during his second year of studies in India, Mr. Dang decided to move to Vancouver, BC where he has lived for the past six years. In 2006, Gaurav Dang graduated from Vancouver Island University with a degree in Recreation and Sport Management. Currently, Mr. Dang is a sales manager for Glentel Inc., a telecommunications services and solutions provider for Canada and the United States, where he has been employed since August of 2009. As manager he is involved in directing and controlling all aspects of store operations including sales, customer service, recruitment, training, inventory management, accuracy of daily transactions, in-store merchandising and staff development and motivation. Prior to working for Glentel, Mr. Dang worked for Moncrieff Enterprises, a social service and welfare organization, where he worked with special needs children. Mr. Dang was appointed as a Director of the Company because of his ability to manage staff and customer expectations, and his willingness to devote time to help further the Company’s operations. Mr. Dang has committed to devote 15-20 hours per week on the operations of the Company, and will adjust his schedule accordingly if more time is needed.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended November 30, 2010. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Gaurav Dang(1)	Chairman, CEO and President	2010	$-0-	$--	$10,000	-0-	-0-	-0-	-0-	$10,000

Notes to Summary Compensation Table:

(1)

The stock awards to Mr. Dang were issued beginning October 25, 2010 for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

		OPTION AWARDS				STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, Gaurav Dang, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Gaurav Dang, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Dang collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Dang unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached as Exhibit 14.1 hereto.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at November 21, 2011, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of November 21, 2011, we had 10,000,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	Gaurav Dang 409-3187 Shelbourne St. Victoria, British Columbia V8T3A6	10,000,000	100%

	Total	10,000,000	100%

(1)           Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 25, 2010, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 10,000,000 shares of its Common Stock, $0.001 par value per share, to Gaurav Dang as founders’ shares. As a result, Mr. Dang owns 100% of the issued and outstanding common shares of the Company.

Further, Mr. Dang provides us with office space free of charge at this time.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

M&K CPAS, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. M&K CPAS, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended November 30, 2011 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. Gaurav Dang, our President and Chief Executive Officer.

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Financial Statements

For the Periods Ended August 31, 2011 (unaudited) and November 30, 2010

Balance Sheets (unaudited)

F-2

Statements of Operations (unaudited)

F-3

Statements of Cash Flows (unaudited)

F-4

Notes to the Financial Statements (unaudited)

F-5

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Balance Sheets

(Expressed in US dollars)

(unaudited)

	August 31,	November 30,
	2011	2010
	$	$

ASSETS

Cash	15,789	18,214

Total Assets	15,789	18,214

LIABILITIES

Current Liabilities

Accounts payable	36,000	–
Accrued liabilities	3,501	5,078
Note payable	39,030	19,030

Total Liabilities	78,531	24,108

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–	–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share	10,000	10,000
Issued and outstanding: 10,000,000 common shares

Additional Paid-In Capital	(10,000)	(10,000)

Accumulated Deficit during the Development Stage	(62,742)	(5,894)

Total Stockholders’ Deficit	(62,742)	(5,894)

Total Liabilities and Stockholders’ Deficit	15,789	18,214

(The accompanying notes are an integral part of these financial statements)

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Statements of Operations

(Expressed in US dollars)

(unaudited)

	For the nine months ended August 31, 2011 $	Accumulated from November 8, 2010 (Date of Inception) to August 31, 2011 $

Revenues	–	–

Operating Expenses

General and administrative	3,133	3,949
Professional fees	52,084	57,084

Total Operating Expenses	55,217	61,033

Loss before other expense	(55,217)	(61,033)

Other expense

Interest expense	(1,631)	(1,709)

Net Loss	(56,848)	(62,742)
Net Loss per Share – Basic and Diluted	0.01	–
Weighted Average Shares Outstanding – Basic and Diluted	10,000,000

(The accompanying notes are an integral part of these financial statements)

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Statements of Cashflows

(Expressed in US dollars)

(unaudited)

	For the nine months ended August 31,	Accumulated from November 8, 2010 (Date of Inception) to August 31,
	2011	2011
	$	$

Operating Activities

Net loss for the period	(56,848)	(62,742)

Changes in operating assets and liabilities:

Accounts payable	36,000	36,000
Accrued liabilities	(1,577)	3,501

Net Cash Used In Operating Activities	(22,425)	(23,241)

Financing Activities

Proceeds from notes payable	20,000	39,030

Net Cash Provided By Financing Activities	20,000	39,030

Increase (Decrease) in Cash	(2,425)	15,789

Cash – Beginning of Period	18,214	–

Cash – End of Period	15,789	15,789

Supplemental Disclosures

Interest paid	–	–
Income tax paid	–	–

(The accompanying notes are an integral part of these financial statements)

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

1.

Nature of Operations and Continuance of Business

Typhoon Resources Corp. (the “Company”) was incorporated in the State of Nevada on November 8, 2010 and is in the business of providing a website whereby small businesses can showcase their coupons. The Company is a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of August 31, 2011, the Company has not recognized any revenue, and has a working capital deficit and an accumulated deficit of $62,742. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is November 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Interim Financial Statements

These interim financial statements have been prepared on the same basis as the annual financial statements and in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods shown. The results of operations for such periods are not necessarily indicative of the results expected for a full year or for any future period.

d)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

e)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

f)   Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and accounts payable.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of August 31, 2011 and November 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

(unaudited)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption of this standard did not have a significant impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Note Payable

As at August 31, 2011, the Company owed $39,030 (November 30, 2010 - $19,030) of notes payable.  The amounts owing are unsecured, due interest at 10% per annum, and due on demand.  For the period ended August 31, 2011, the Company recorded interest expense of $1,631 (November 30, 2010 - $78), which has been recorded in accrued liabilities.

4.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through to the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Financial Statements

For the Period Ended November 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Typhoon Resources Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Typhoon Resources Corp. (a development stage company) as of November 30, 2010 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from November 8, 2010 (inception) through November 30, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Typhoon Resources Corp. as of November 30, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 4, 2011

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

November 30, 2010 $

ASSETS

Cash	18,214

Total Assets	18,214

LIABILITIES

Current Liabilities

Accounts payable	5,078
Note payable	19,030

Total Liabilities	24,108

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share	10,000
Issued and outstanding: 10,000,000 common shares

Additional Paid-In Capital	(10,000)

Accumulated Deficit during the Development Stage	(5,894)

Total Stockholders’ Deficit	(5,894)

Total Liabilities and Stockholders’ Deficit	18,214

 (The accompanying notes are an integral part of these consolidated financial statements)

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

For the Period from November 8, 2010 (Date of Inception) to November 30, 2010 $

Revenues	–

Operating Expenses

General and administrative	816
Interest expense	78
Professional fees	5,000

Total Operating Expenses	5,894

Net Loss	(5,894)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	10,000,000

 (The accompanying notes are an integral part of these consolidated financial statements)

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Statement of Cashflows

(Expressed in US dollars)

For the Period from November 8, 2010 (Date of Inception) to November 30, 2010 $

Operating Activities

Net loss for the period	(5,894)

Changes in operating assets and liabilities:

Accrued liabilities	5,078

Net Cash Used In Operating Activities	(816)

Financing Activities

Proceeds from note payable	19,030

Net Cash Provided By Financing Activities	19,030

Increase in Cash	18,214

Cash – Beginning of Period	–

Cash – End of Period	18,214

Supplemental Disclosures

Interest paid	–
Income tax paid	–

 (The accompanying notes are an integral part of these consolidated financial statements)

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From November 8, 2010 (Date of Inception) to November 30, 2010

(Expressed in US dollars)

	Common Stock		Additional	Accumulated
	Shares	Par Value	Paid-In Capital	Deficit	Total
	#	$	$	$	$

Balance – November 8, 2010 (Date of Inception)	–	–	–	–	–

Issuance of founders shares	10,000,000	10,000	(10,000)	–	–

Net loss for the period	–	–	–	(5,894)	(5,894)

Balance – November 30, 2010	10,000,000	10,000	(10,000)	(5,894)	(5,894)

 (The accompanying notes are an integral part of these consolidated financial statements)

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Typhoon Resources Corp. (the “Company”) was incorporated in the State of Nevada on November 8, 2010 and is in the business of providing a website whereby small businesses can showcase their coupons. The Company is a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities”.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of November 30, 2010, the Company has not recognized any revenue, and has an accumulated deficit of $5,894. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is November 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As at November 30, 2010, the Company had no cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. As at November 30, 2010, the Company had no potentially dilutive shares.

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and accounts payable.  Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of November 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis.  This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010.  The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Common Shares

On October 25, 2010, the Company issued 10,000,000 founders shares of the Company to the President of the Company.

4.

Note Payable

As at November 30, 2010, the Company owed $19,030 of notes payable.  The amounts owing are unsecured, due interest at 10% per annum, and due on demand upon 10 days written notice from the lender.  For the period ended November 30, 2010, the Company recorded interest expense of $78, which has been recorded in accounts payable.

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

5.

Income Taxes

The Company has $5,894 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at November 30, 2010, the Company had no uncertain tax positions.

November 30, 2010 $

Net loss before taxes	5,894
Statutory rate	34%

Computed expected tax recovery	2,004
Change in valuation allowance	(2,004)

Income tax provision	–

6.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through February 28, 2011, the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

TYPHOON RESOURCES CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

  PROSPECTUS

TYPHOON RESOURCES CORP.

409-3187 Shelbourne St.

Victoria, British Columbia V8T3A6

(250) 686-1610

3,500,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until Monday February 20, 2012, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

December 5, 2011